Exhibit 99.1

MARQUEE RAINE ACQUISITION CORP.
[TBD]

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MRAC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56975-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MARQUEE RAINE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF MARQUEE RAINE ACQUISITION CORP. RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8 AND 9.

		For	Against	Abstain
1.	**The Business Combination Proposal** - to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of April 28, 2021 (the "Merger Agreement"), by and among MRAC, MRAC Merger Sub Corp. ("Merger Sub") and Enjoy Technology Inc. ("Enjoy"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Enjoy (the "Merger"), with Enjoy surviving the Merger as a wholly owned subsidiary of MRAC, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the "Business Combination Proposal");	☐	☐	☐
2.	**The Domestication Proposal** - to consider and vote upon a proposal to approve by special resolution, the change of MRAC's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Merger, the "Business Combination") (the "Domestication Proposal");	☐	☐	☐
3.	**The Organizational Documents Proposal** – to consider and vote upon a proposal to approve by special resolution and adopt the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of Marquee Raine Acquisition Corp., a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL"), which will be renamed "Enjoy Technology, Inc." in connection with the Business Combination (MRAC after the Domestication, including after such change of name, is referred to herein as "New Enjoy");	☐	☐	☐
4.	**The Governance Proposal** – to consider and vote upon, on a non-binding advisory basis, certain material differences between MRAC's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with the United States Securities and Exchange Commission requirements;	☐	☐	☐
5.	**The Director Election Proposal**—to consider and vote upon a proposal to elect seven directors who, upon consummation of the Business Combination, will be the directors of New Enjoy (the "Director Election Proposal"):			
5a.	Thomas Ricketts	☐	☐	☐
5b.	Brett Varsov	☐	☐	☐
5c.	Ron Johnson	☐	☐	☐
5d.	Jonathan Mariner	☐	☐	☐
5e.	Gideon Yu	☐	☐	☐
5f.	Fred Harman	☐	☐	☐
5g.	Denise Young Smith	☐	☐	☐
6.	**The Stock Issuance Proposal**—to consider and vote upon a proposal to approve by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares common stock of New Enjoy, par value $0.0001 per share ("New Enjoy Common Stock") to (a) the PIPE Investors pursuant to the PIPE Investment (each as defined in the accompanying proxy statement/prospectus) and (b) Enjoy's stockholders pursuant to the Merger Agreement (the "Stock Issuance Proposal");	☐	☐	☐
7.	**The Incentive Award Plan Proposal**—to consider and vote upon a proposal to approve by ordinary resolution, the Enjoy Technology, Inc. 2021 Incentive Award Plan (the "Incentive Award Plan Proposal");	☐	☐	☐
8.	**The ESPP Proposal**—to consider and vote upon a proposal to approve by ordinary resolution, the Enjoy Technology, Inc. 2021 Employee Stock Purchase Plan (the "ESPP Proposal"); and	☐	☐	☐
9.	**The Adjournment Proposal**—to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Adjournment Proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at www.proxyvote.com. D56976-TBD MARQUEE RAINE ACQUISITION CORP. Extraordinary General Meeting of Shareholders [TBD], 2021 [TBD] This proxy is solicited by the Board of Directors The undersigned here appoint(s) [TBD], [TBD], or the Chairperson of the extraordinary general meeting, which we refer together as “proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of MARQUEE RAINE ACQUISITION CORP. , a Cayman Islands exempted company (“MRAC”), at [TBD], on [TBD], 2021,via live webcast at www.virtualshareholdermeeting.com/MRAC2021SM, or at such other time, on such other date and at such other place to which the meeting may be adjourned. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is witheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. Continued and to be signed on reverse side